                                                                   Exhibit 10.14

                                                           EXECUTION COUNTERPART

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                            -------------------------

                           THL-NORTEK INVESTORS, LLC
                      A Delaware Limited Liability Company

                            -------------------------

                      LIMITED LIABILITY COMPANY AGREEMENT

                           Dated as of August 27, 2004

THE COMPANY UNITS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE
NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED,
OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH UNITS MAY NOT BE SOLD,
ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE
REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH
THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

THE COMPANY UNITS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT ARE
ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE
SECURITYHOLDERS AGREEMENT, DATED AS OF THE DATE HEREOF, AS AMENDED OR MODIFIED
FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN INVESTORS, AND THE COMPANY
RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH UNITS UNTIL SUCH TRANSFER IS
IN COMPLIANCE WITH SUCH SECURITYHOLDERS AGREEMENT. A COPY OF THE SECURITYHOLDERS
AGREEMENT SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER OF SUCH UNITS UPON
WRITTEN REQUEST AND WITHOUT CHARGE.

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                                    TABLE OF CONTENTS
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ARTICLE I.   DEFINITIONS                                                                                           1
        SECTION 1.1     Definitions                                                                                1
        SECTION 1.2     Terms Generally                                                                           10
ARTICLE II.  GENERAL PROVISIONS                                                                                   11
        SECTION 2.1     Formation                                                                                 11
        SECTION 2.2     Name                                                                                      11
        SECTION 2.3     Term                                                                                      11
        SECTION 2.4     Purpose; Powers                                                                           11
        SECTION 2.5     Foreign Qualification                                                                     12
        SECTION 2.6     Registered Office; Registered Agent; Principal Office; Other Offices                      12
        SECTION 2.7     No State-Law Partnership                                                                  12
        SECTION 2.8     Issuance of Additional Units                                                              12
ARTICLE III. MANAGEMENT                                                                                           13
        SECTION 3.1     The Management Committee; Delegation of Authority and Duties                              13
        SECTION 3.2     Establishment of Management Committee                                                     14
        SECTION 3.3     Management Committee Meetings                                                             15
        SECTION 3.4     Chairman                                                                                  16
        SECTION 3.5     Approval or Ratification of Acts or Contracts                                             16
        SECTION 3.6     Action by Written Consent or Telephone Conference                                         16
        SECTION 3.7     Officers                                                                                  16
        SECTION 3.8     Management Matters                                                                        18
        SECTION 3.9     Securities in Holdings                                                                    19
        SECTION 3.10    Liability of Unitholders                                                                  19
        SECTION 3.11    Indemnification and Exculpation by the Company                                            20
ARTICLE IV.  CAPITAL CONTRIBUTIONS; ALLOCATIONS; DISTRIBUTIONS                                                    21
        SECTION 4.1     Capital Contributions                                                                     21
        SECTION 4.2     Capital Accounts                                                                          21
        SECTION 4.3     Allocations of Net Income and Net Loss                                                    21
        SECTION 4.4     Distributions                                                                             24

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
        SECTION 4.5     Security Interest and Right of Set-Off                                                    26
ARTICLE V.   WITHDRAWAL; DISSOLUTION; TRANSFER OF MEMBERSHIP
             INTERESTS; ADMISSION OF NEW MEMBERS                                                                  27
        SECTION 5.1     Unitholder Withdrawal                                                                     27
        SECTION 5.2     Dissolution                                                                               27
        SECTION 5.3     Transfer by Unitholders                                                                   28
        SECTION 5.4     Admission or Substitution of New Members                                                  29
        SECTION 5.5     Compliance with Law                                                                       29
ARTICLE VI.  REPORTS TO MEMBERS; TAX MATTERS                                                                      30
        SECTION 6.1     Books of Account                                                                          30
        SECTION 6.2     Reports                                                                                   30
        SECTION 6.3     Fiscal Year                                                                               30
        SECTION 6.4     Certain Tax Matters                                                                       30
ARTICLE VII. MISCELLANEOUS                                                                                        32
        SECTION 7.1     Schedules                                                                                 32
        SECTION 7.2     Governing Law                                                                             32
        SECTION 7.3     Successors and Assigns                                                                    32
        SECTION 7.4     Confidentiality                                                                           32
        SECTION 7.5     Amendments                                                                                33
        SECTION 7.6     Notices                                                                                   33
        SECTION 7.7     Counterparts                                                                              34
        SECTION 7.8     Power of Attorney                                                                         34
        SECTION 7.9     Entire Agreement                                                                          34
        SECTION 7.10    Jurisdiction                                                                              34
        SECTION 7.11    Section Titles                                                                            34


                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            THL-NORTEK INVESTORS, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY

         THIS LIMITED LIABILITY COMPANY AGREEMENT of THL-Nortek Investors, LLC, dated and effective as of August 27, 2004 (this "Agreement"), is adopted, executed and agreed to, for good and valuable consideration, by and among Thomas
H. Lee Equity Fund V, L.P., Thomas H. Lee Parallel Fund V, L.P., Thomas H. Lee Cayman Fund V, L.P., Thomas H. Lee Investors Limited Partnership, 1997 Thomas H. Lee Nominee Trust, Putnam Investments Holdings, LLC, Putnam Investments Employees' Securities Company I, LLC, Putnam Investments Employees' Securities Company II, LLC and RGIP, LLC (collectively the "THL Holders"), the Persons listed on Schedule A attached hereto as of the date hereof upon their execution of this Agreement, and each other Person who at any time becomes a Member in accordance with the terms of this Agreement and the Act. Any reference in this Agreement to the THL Holders or any other Member shall include such Member's Successors in Interest to the extent such Successors in Interest have become Substitute Members in accordance with the provisions of this Agreement.

         WHEREAS, on August 9, 2004, THL formed the Company as a limited liability company under the Delaware Limited Liability Company Act, Title 6, Sections 18-101, et seq, as it may be amended from time to time (the "Act"), by filing a Certificate of Formation with respect thereto with the Delaware Secretary of State; and

         WHEREAS, the parties desire to enter into this Agreement in order to provide for, among other things, (a) the management of the business and affairs of the Company, (b) the allocation among the parties of the profits and losses of the Company and (c) the respective rights and obligations of the parties to each other and to the Company.

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, each intending to be legally bound, agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS
                                   -----------

         SECTION 1.1 Definitions.

         Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

         "Act" has the meaning set forth in the preamble above.

         "Additional Member" means any Person that has been admitted to the Company as a Member pursuant to Section 5.4 by virtue of having received its Membership Interest from the Company and not from any other Member or Assignee.

         "Adjusted Capital Account Deficit" means, with respect to any Unitholder, the deficit balance, if any, in such Unitholder's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                  (i) credit to such Capital Account any amounts that such Unitholder is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(i)(5) and 1.704-2(g)(1); and

                  (ii) debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied by the Management Committee consistently therewith.

         "Affiliate" when used with reference to another Person means any Person (other than the Company), directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other Person. In addition, Affiliates of a Member shall include all partners, officers, employees and former partners, officers or employees of, all consultants or advisors to, and all other Persons who directly or indirectly receive compensation from, such Member.

         "Assignee" means any transferee to which a Member or another Assignee has transferred its interest in the Company in accordance with the terms of this Agreement, but who is not a Member.

         "Bankruptcy" means, with respect to any Person, the occurrence of any of the following events: (i) the filing of an application by such Person for, or a consent to, the appointment of a trustee or custodian of his assets; (ii) the filing by such Person of a voluntary petition in Bankruptcy or the seeking of relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the filing of a pleading in any court of record admitting in writing his inability to pay his debts as they become due; (iii) the failure of such Person to pay his debts as such debts become due; (iv) the making by such Person of a general assignment for the benefit of creditors; (v) the filing by such Person of an answer admitting the material allegations of, or his consenting to, or defaulting in answering, a Bankruptcy petition filed against him in any Bankruptcy proceeding or petition seeking relief under Title 11 of the United States Code, as now constituted or as hereafter amended; or (vi) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Person a bankrupt or insolvent or for relief in respect of such Person or appointing a trustee or custodian of his assets and the continuance of such order, judgment or decree unstayed and in effect for a period of 60 consecutive days.

         "Capital Account" means, with respect to any Unitholder, the account maintained for such Unitholder in accordance with the following provisions:

                  (a) To each Unitholder's Capital Account there shall be added such Unitholder's Capital Contributions, such Unitholder's allocable share of Net Income and any items in the nature of income or gain which are specially allocated to such Unitholder pursuant to Section 4.3(c) hereof, and the amount of any Company liabilities assumed by such Unitholder or which are secured by any property distributed to such Unitholder.

                  (b) From each Unitholder's Capital Account there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Unitholder pursuant to any provision of this Agreement, such Unitholder's allocable share of Net Losses and any items in the nature of expenses or losses which are specially allocated to such Unitholder pursuant to Section 4.3(c) hereof, and the amount of any liabilities of such Unitholder assumed by the Company or which are secured by any property contributed by such Unitholder to the Company.

                  (c) In the event any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

                  (c) In determining the amount of any liability for purposes of subparagraphs (a) and (b) hereof and Section 4.3(b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

                  (e) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Code Section 704(b) and the Regulations promulgated thereunder, and shall be interpreted and applied by the Management Committee in a manner consistent with such Regulations.

         "Capital Contribution" means, with respect to any Unitholder, the amount of cash and the initial Gross Asset Value of any property (other than money) contributed from time to time to the Company by such Unitholder (it being understood that the Gross Asset Value with respect to property in respect of a Unitholder's Initial Capital Contribution shall be as set forth on Exhibit I hereto).

         "Certificate" has the meaning set forth in Section 2.1.

         "Class A Units" means the Class A Units of the Company.

         "Class B Units" means the Class B Units of the Company.

         "Class C Units" means the Class C-1 Units and Class C-2 Units of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute. Any reference herein to a particular provision of the Code shall mean, where appropriate, the corresponding provision in any successor statute.

         "Company" means THL-Nortek Investors, LLC, a Delaware limited liability company.

         "Company Minimum Gain" has the meaning set forth in Regulations Section 1.704- 2(d).

         "Depreciation" means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be calculated with reference to such beginning Gross Asset Value using any reasonable method selected by the Management Committee.

         "Distributable Assets" means, with respect to any fiscal period, all cash receipts and Marketable Securities (including from any operating, investing, and financing activities) and (subject to Section 4.4(d) hereof) other assets of the Company from any and all sources, reduced by operating cash expenses, contributions of capital to subsidiaries of the Company and payments (if any) required to be made in connection with any loan to the Company and any reserve for contingencies or escrow required, in the good faith judgment of the Management Committee, in connection therewith.

         "Economic Interest" means a Member's or Assignee's share of the Company's net profits, net losses and distributions pursuant to this Agreement and the Act, but shall not include any right to participate in the management or affairs of the Company, including the right to vote in the election of Representatives, vote on, consent to or otherwise participate in any decision of the Members or Representatives, or any right to receive information concerning the business and affairs of the Company, in each case except as expressly otherwise provided in this Agreement or required by the Act.

         "Exit Event" means (i) the sale or other disposition (other than a disposition described in clause (ii) below) by the Company, in one or more transactions, of an aggregate of at least 90% of the investment of the Company in Holdings in exchange for cash or Marketable Securities (or a combination of cash and Marketable Securities) or (ii) following the IPO (as defined in the Securityholders Agreement), the occurrence of both (A) the distribution, in one or more transactions, pursuant to Section 4.4 and/or Section 5.2 of this Agreement to Unitholders of at least 90% of the assets of the Company representing the investment of the Company in Holdings (each such transaction, an "Asset Distribution") and (B) the distribution promptly thereafter to the investors in each THL Third Party Investment Fund of its portion of each Asset Distribution (whether such portion is initially received directly or indirectly by another THL Holder).

         "First Merger" means the merger of THL Buildco, Inc., a Delaware corporation, with and into Nortek Holdings, Inc., a Delaware corporation, in accordance with the terms of the

Stock Purchase Agreement by and among THL Buildco, Inc., THL Buildco Holdings, Inc., Kelso Investment Associates VI, L.P. and certain other sellers named therein, dated as of July 15, 2004.

         "First Performance Hurdle" means that the Target Holders shall have received (i) aggregate distributions and proceeds (including proceeds of a sale of Units) with respect to their Class A Units and Class B Units, collectively, equal to 200% of the aggregate Capital Contributions of the Target Holders and
(ii) aggregate distributions and proceeds (including proceeds of a sale of Units) with respect to their Class A Units and Class B Units, collectively, equal to an amount that would produce a Target Holders' IRR equal to or in excess of 17%.

         "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                  (a) The initial Gross Asset Value of any asset contributed by a Unitholder to the Company shall be the gross fair market value of such asset on the date of the contribution, as determined by the contributing Unitholder and the Company.

                  (b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Management Committee, as of the following times:

                           (i) the acquisition of an additional interest in the
                  Company after the date hereof by a new or existing Unitholder in exchange for more than a de minimis Capital Contribution, if the Management Committee reasonably determines that such adjustment is necessary or appropriate to reflect the relative Economic Interests of the Unitholders in the Company;

                           (ii) the distribution by the Company to a Unitholder
                  of more than a de minimis amount of Company property as consideration for an interest in the Company, if the Management Committee reasonably determines that such adjustment is necessary or appropriate to reflect the relative Economic Interests of the Unitholders in the Company;

                           (iii) the liquidation of the Company within the
                  meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

                           (i) the grant of an interest in the Company (other
                  than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity or by a new Member acting in a Member capacity or in anticipation of being a Member; and

                           (v) such other times as the Management Committee
                  shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

                  (c) The Gross Asset Value of any Company asset distributed to a Unitholder shall be the gross fair market value of such asset on the date of distribution, as reasonably determined by the Management Committee taking into account the following proviso; provided that, in the case of such assets which are securities, the fair market value thereof shall be reduced (a) if and to the extent that a block sale of all of such securities is reasonably likely, in the good faith judgment of a registered broker-dealer affiliated with a reputable, nationally recognized brokerage house, to depress the trading price of such securities, (b) if and to the extent appropriate, in the good faith judgment of the Management Committee, due to illiquidity of such securities and (c) for any sales or other commissions reasonably likely to be incurred or applied in a sale of such securities.

                  (d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the Management Committee determines that an adjustment pursuant to subparagraph (b) of this definition of Gross Asset Value is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

         "Holdings" means THL-Buildco Holdings, Inc., a Delaware corporation. The parties currently intend to change the name of Holdings to "Nortek Holdings, Inc."

         "Initial Capital Contribution" has the meaning set forth in Section
4.1.

         "Management Committee" means the Management Committee established pursuant to Section 3.2.

         "Management Holders" means the holders of the Units, other than the THL Holders, set forth on Schedule A hereto, any Successors in Interest to the extent such Successors in Interest have become Substitute Members in accordance with the provisions of this Agreement and any Additional Members that are designated as "Management Holders" by the Management Committee at the time of their admission to the Company.

         "Management Unit Subscription Agreements" means the Management Unit Subscription Agreements entered into by certain Members to purchase Units in the Company, dated as of the date hereof.

         "Marketable Securities" means securities of a class listed on a United States national securities exchange or on the NASDAQ National Market that are freely tradeable or for which demand or re-sale S-3 registration rights are available.

         "Member" means each THL Holder and the Management Holders and each other Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Act. The Members shall constitute the "members" (as that term is defined in the Act) of the Company. Except as otherwise set forth herein or in the Act, the Members shall constitute a single class or group of members of the Company for all purposes of the Act and this Agreement.

         "Member Minimum Gain" means minimum gain attributable to Member Nonrecourse Debt determined in accordance with Regulations Section 1.704- 2(i).

         "Member Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

         "Member Nonrecourse Deduction" has the meaning set forth in Regulations
Section 1.704- 2(i)(2).

         "Membership Interest" means, with respect to each Member, such Member's Economic Interest and rights as a Member.

         "Net Income" or "Net Loss" means for each fiscal year of the Company, an amount equal to the Company's taxable income or loss for such fiscal year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                  (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable income or loss;

                  (b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such taxable income or loss;

                  (c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Gross Asset Value of the asset) or loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset for purposes of computing Net Income or Net Loss;

                  (d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                  (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, Depreciation shall be taken into account for such fiscal year;

                  (f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital

         Accounts as a result of a distribution other than in liquidation of a Unitholder's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

                  (e) Notwithstanding any other provision of this definition of Net Income or Net Loss, any items which are specially allocated pursuant to Section 4.3(c) hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Section 4.3(c) hereof shall be determined by applying rules analogous to those set forth in this definition of Net Income or Net Loss.

         "Nonrecourse/ Deductions" has the meaning set forth in Regulations
Section 1.704- 2(b).

         "Nortek" means Nortek, Inc., a Delaware corporation.

         "Officer" means each Person designated as an officer of the Company pursuant to and in accordance with the provisions of Section 3.7, subject to any resolution of the Management Committee appointing such Person as an officer or relating to such appointment.

         "Proceeding" has the meaning set forth in Section 3.11.

         "Regulations" means the Income Tax Regulations, including temporary Regulations, promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

         "Regulatory Allocations" has the meaning set forth in Section 4.3(c) of this Agreement.

         "Representative" has the meaning set forth in Section 3.2(a) of this Agreement.

         "Second Performance Hurdle" means that the Target Holders shall have received (i) aggregate distributions and proceeds (including proceeds of a sale of Units) with respect to their Class A Units and Class B Units, collectively, equal to 400% of the aggregate Capital Contributions of the Target Holders and
(ii) aggregate distributions and proceeds (including proceeds of a sale of Units) with respect to their Class A Units and Class B Units, collectively, equal to an amount that would produce a Target Holders' IRR equal to or in excess of 17%.

         "Securities" means any debt or equity securities of any issuer, including common and preferred stock and interests in limited liability companies (including warrants, rights, put and call options and other options relating thereto or any combination thereof), notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, other property or interests commonly regarded as securities, interests in real property, whether improved or unimproved, interests in oil and gas properties and mineral properties, short-term investments commonly regarded as money market investments, bank deposits and interests in personal property of all kinds, whether tangible or intangible.

         "Securityholders Agreement" means the Securityholders Agreement dated as of the date hereof among the Company and each Member, as it may be amended or supplemented from time to time.

         "Substitute Member" means any Person that has been admitted to the Company as a Member pursuant to Section 5.4 by virtue of such Person receiving all or a portion of a Membership Interest from a Member or its Assignee and not from the Company.

         "Successor in Interest" means any (i) trustee, custodian, receiver or other Person acting in any Bankruptcy or reorganization proceeding with respect to; (ii) assignee for the benefit of the creditors of; (iii) trustee or receiver, or current or former officer, director or partner, or other fiduciary acting for or with respect to the dissolution, liquidation or termination of; or
(iv) other executor, administrator, committee, legal representative or other successor or assign of, any Unitholder, whether by operation of law or otherwise.

         "Target Holders" means the THL Holders and any Assignees that are Affiliates thereof.

         "Target Holders' IRR" shall mean the cumulative internal rate of return of the Target Holders (calculated as provided below), as of any date, where the internal rate of return for such Target Holders shall be the annually compounded rate of return which results in the following amount having a net present value equal to zero: (i) the aggregate amount of cash and the value (as determined in accordance with Section 4.4(e)) of any assets distributed to such Target Holders pursuant to Sections 4.4 and 5.2 of this Agreement from time to time on a cumulative basis through such date (provided that, in no circumstances shall any fees paid to such Target Holders or expenses reimbursed to such Target Holders from time to time under this Agreement or otherwise be included in this clause
(i)), minus (ii) the aggregate amount of the Capital Contributions made by such Target Holders from time to time on a cumulative basis through such date. In determining the Target Holders' IRR, the following shall apply: (a) any Capital Contributions under clause (ii) above shall be deemed to have been made on the last day of the month in which they are actually made (except for the Initial Capital Contribution (as such term is defined herein), which shall be deemed to have been made on the date hereof); (b) distributions under clause (i) above shall be deemed to have been made on the last day of the month in which they are actually made; (c) all distributions shall be based on the amount distributed prior to the application of any U.S. federal, state, local, or foreign income taxation to the Target Holders; and (d) the rates of return shall be per annum rates and all amounts shall be calculated on an annually compounded basis, and on the basis of a 365-day year.

         "Tax Matters Member" has the meaning set forth in Section 6.4(b).

         "THL" means Thomas H. Lee Partners, L.P., a Delaware limited partnership.

         "THL Third Party Investment Fund" means Thomas H. Lee Equity Fund V, L.P., a Delaware limited partnership, and each other investment fund affiliated with THL which includes investors not affiliated with THL and which holds directly or indirectly and Economic Interest.

         "Unitholder" means a Member, Assignee or Successor in Interest who holds an Economic Interest in Class A Units, Class B Units or Class C Units.

         "Units" means Class A Units, Class B Units and Class C Units.

         "Unreturned Capital" with respect to each Unitholder means the excess, if any, of (i) such Unitholder's aggregate Capital Contributions in respect of Class A Units and Class B Units over (ii) the aggregate amount of all distributions made to such Unitholder pursuant to or in accordance with Section 4.4(a)(i).

         "Vested Class C-1 Units" means with respect to a given holder a number of Class C-1 Units (rounded up to the nearest thousandth of a Unit) equal to (i) the total number of C-1 Units held by such holder multiplied by (ii) the lesser of (A) 100% or (B) a percentage equal to (a) 8.333333% multiplied by (b) the number of quarterly periods that have elapsed since the issuance of the Class C-1 Units; provided, that, all unvested Class C-1 Units held by such holder shall become Vested Class C-1 Units automatically upon the earlier to occur of
(1) an Exit Event and (2) at such time as all the Class C-2 Units shall vest. In the case of a holder of Class C-1 Units who has received issuances of such Units on different dates, the calculation set forth in the prior sentence shall be carried out for each such issuance and the results of each such calculation shall be added to arrive at the total Vested Class C-1 Units for such holder. At such time as the employment or engagement of a holder of Class C-1 Units with Holdings and its subsidiaries terminates, such holder shall forfeit all Class C-1 Units held by such holder that are not vested at such time and such forfeited Units shall be deemed cancelled.

         "Vested Class C-2 Units" means with respect to a given holder a number of Class C-2 Units equal to: (i) until such time as the First Performance Hurdle is reached, 0; (ii) following the attainment of the First Performance Hurdle and prior to the attainment of the Second Performance Hurdle, (a) the total number of Class C-2 Units held by such holder multiplied by (b) a fraction, (1) the numerator of which is the aggregate distributions made on the Target Holders' Class A Units and Class B Units plus the aggregate proceeds received by the Target Holders upon any sale of their Class A Units and Class B Units less $722,600,000 and (2) the denominator of which is $722,600,000; and (iii) following the attainment of the Second Performance Hurdle, all of the Class C-2 Units held by such holder. For avoidance of doubt, immediately prior to any distribution by the Company that will result in the vesting of any C-2 Units, the Company will determine how many of the C-2 Units will vest as a result of such distribution (after taking into account the reduction in the amount of such distribution to be made with respect to the Class B Units as a result of the need to make distributions to such newly vested Class C-2 Units), and such distribution will be made to the Unitholders in the manner provided in Section 4.4(a) below, treating such newly vested Class C-2 Units as Vested Class C-2 Units. At such time as the employment or engagement of a holder of Class C-2 Units with Holdings and its subsidiaries terminates, such holder shall forfeit all Class C-2 Units held by such holder that are not vested at such time and such forfeited Units shall be deemed cancelled.

         SECTION 1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term "person" or "Person" includes individuals, partnerships (whether general or limited), joint ventures, corporations, limited liability companies, trusts, estates, custodians, nominees, governments (or agencies or political subdivisions thereof) and other associations, entities or groups (as defined in the Securities Exchange Act of 1934, as amended). The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All terms herein that relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles from time to time in effect. All references to "Sections" and "Articles" shall refer to Sections and Articles of this Agreement unless otherwise specified. The words "hereof" and "herein" and similar terms shall relate to this Agreement.

                                   ARTICLE II.
                               GENERAL PROVISIONS
                               ------------------

         SECTION 2.1 Formation. The Company has been organized as a Delaware limited liability company by the execution and filing of a Certificate of Formation (the "Certificate") by THL, as an initial Member, under and pursuant to the Act. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

         SECTION 2.2 Name. The name of the Company is "THL-Nortek Investors, LLC," and all Company business shall be conducted in that name or in such other names that comply with applicable law as the Management Committee may select from time to time.

         SECTION 2.3 Term. The term of the Company commenced on the date the Certificate was filed with the office of the Secretary of State of the State of Delaware and shall continue in existence perpetually until termination or dissolution in accordance with the provisions of Section 5.2.

         SECTION 2.4 Purpose; Powers.

                  ( ) General Powers. The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

                  ( ) Company Action. Subject to the provisions of this Agreement and except as prohibited by applicable law (i) the Company may, with the approval of the Management Committee, enter into and perform any and all documents, agreements and instruments contemplated thereby, all without any further act, vote or approval of any Member and (ii) the Management Committee may authorize any Person (including any Member or Officer) to enter into and perform any document on behalf of the Company.

                  ( ) Merger. Subject to the provisions of this Agreement, the Company may, with the approval of the Management Committee and without the need for any further act, vote or approval of any Member, merge with, or consolidate into, another limited liability company (organized under the laws of Delaware or any other state), a corporation (organized under the laws of Delaware or any other state) or other business entity (as defined in Section 18-209(a) of the Act), regardless of whether the Company is the survivor of such merger or consolidation.

         SECTION 5.0 Foreign Qualification. Prior to the Company's conducting business in any jurisdiction other than Delaware, the Management Committee shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Officers, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction.

         SECTION 6.0 Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Management Committee may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Management Committee may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Management Committee may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records at such place. The Company may have such other offices as the Management Committee may designate from time to time.

         SECTION 7.0 No State-Law Partnership. The Unitholders intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Unitholder, Representative or Officer shall be a partner or joint venturer of any other Unitholder, Representative or Officer by virtue of this Agreement, for any purposes other than as set forth in the last sentence of this Section 2.7, and this Agreement shall not be construed to the contrary. The Unitholders intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and each Unitholder and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

         SECTION 8.0 Ownership of Units and Issuance of Additional Units. Schedule A to this Agreement, as amended from time to time in accordance with the terms hereof, sets forth the Members' ownership of Units. Subject to Article X of the Securityholders Agreement, the Management Committee shall have the right to issue additional Units from time to time and to amend Schedule A accordingly.

                                  ARTICLE III.
                                   MANAGEMENT
                                   ----------

         SECTION 1.0 The Management Committee; Delegation of Authority and
Duties.

                  ( ) Members and Management Committee. The Members shall possess all rights and powers as provided in the Act and otherwise by law. Except as otherwise expressly provided for herein, the Members hereby consent to the exercise by the Management Committee of all such powers and rights conferred on them by the Act with respect to the management and control of the Company. Notwithstanding the foregoing and except as explicitly set forth in this Agreement, if a vote, consent or approval of the Members is required by the Act or other applicable law with respect to any act to be taken by the Company or matter considered by the Management Committee, each Member agrees that it shall be deemed to have consented to or approved such act or voted on such matter in accordance with a vote of the Management Committee on such act or matter. No Member, in its capacity as a Member, shall have any power to act for, sign for or do any act that would bind the Company. The Members, acting through the Management Committee, shall devote such time and effort to the affairs of the Company as they may deem appropriate for the oversight of the management and affairs of the Company. Each Member acknowledges and agrees that, except as otherwise agreed in writing, no Member shall, in its capacity as a Member, be bound to devote all of such Member's business time to the affairs of the Company, and that each Member and such Member's Affiliates do and will continue to engage for such Member's own account and for the account of others in other business ventures.

                  ( ) Delegation by Management Committee. Except as provided in
         Section 3.1(c) below, the Management Committee shall not have the power and authority to delegate to one or more other Persons the Management Committee's rights and powers to manage and control the business and affairs of the Company; provided, however that the Management Committee may authorize any Person (including, without limitation, any Member, Officer or Representative) to enter into and perform under any document authorized by the Management Committee on behalf of the Company.

                  ( ) Committees. The Management Committee may, from time to time, designate one or more committees, each of which shall be comprised of at least two Representatives and shall have such membership as is required by Article VIII of the Securityholders Agreement. Any such committee, to the extent provided in the enabling resolution and until dissolved by the Management Committee, shall have and may exercise any or all of the authority of the Management Committee. At every meeting of any such committee, the presence of a majority of all the representatives thereof shall constitute a quorum, and the affirmative vote of a majority of the representatives present shall be necessary for the adoption of any resolution. The Management Committee may dissolve any committee at any time, unless otherwise provided in the Certificate or this Agreement.

         SECTION 2.0 Establishment of Management Committee.

                  ( ) Representatives. In accordance with the terms of the Securityholders Agreement, there shall be established a Management Committee composed of between five (5) and eleven (11) Persons (as determined by the holders of a majority of the Class B Units) all of whom shall be individuals ("Representatives") who shall be elected by a majority vote of the holders of Class B Units and each such Member shall have one vote for each Class B Unit held by such Member. Subject to the terms of the Securityholders Agreement, any Representative may be removed from the Management Committee at any time by the holders of a majority of the total voting power of the outstanding Class B Units. Each Representative shall remain in office until his or her death, resignation or removal, and in the event of death, resignation or removal of a Representative, the party or parties, as applicable, which designated such Representative shall fill the vacancy created. From August 26, 2004 through the completion of the First Merger, the members of the Management Committee shall be Anthony J. DiNovi and Kent R. Weldon and each of them shall be authorized to execute documents on behalf of the Company. Immediately following the completion of the First Merger and thereafter in accordance with the terms of the Securityholders Agreement, the members of the Management Committee shall be Anthony J. DiNovi, Kent R. Weldon, Richard L. Bready, David B. Hiley, Joseph M. Cianciolo and David V. Harkins

                  ( ) Duties. The Representatives, in the performance of their duties, shall owe to the Company and the Members duties of loyalty and due care of the type owed by the directors of a corporation to such corporation and its stockholders under the laws of the State of Delaware; provided, that to the maximum extent permitted from time to time under the law of the State of Delaware applying to corporations, this Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its Representatives, other than those Representatives who are employees of Holdings or Nortek.

                  ( ) Absence. A Representative may, in isolated instances arising from exigent circumstances, designate a Person to act as his or her substitute and in his or her place at any meeting of the Management Committee. Such Person shall have all power of the absent Representative, and references herein to a "Representative" at a meeting shall be deemed to include his or her substitute. Notwithstanding anything in this Agreement to the contrary, Representatives, in their capacities as such, shall not be deemed to be "members" or "managers" (as such terms are defined in the Act) of the Company; provided that, for the purpose of clarity and the avoidance of doubt, nothing contained in this sentence shall relieve or diminish any Representative's duties under Section 3.2(b) hereof.

                  ( ) No Individual Authority. No Representative has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditures or incur any obligations on behalf of the Company or authorize any of the foregoing, other than acts that are expressly authorized by the Management Committee.

                  ( ) Conflict. Each provision of this Section 3.2 is subject to the terms and provisions of the Securityholders Agreement, and to the extent any such provisions apply, they are then to be construed as being incorporated in this Agreement and made a part hereof.

         SECTION 3.0 Management Committee Meetings.

                  ( ) Quorum. A majority of the total number of Representatives shall constitute a quorum for the transaction of business of the Management Committee and, except as otherwise provided in this Agreement, the act of a majority of the Representatives present at a meeting of the Management Committee at which a quorum is present shall be the act of the Management Committee. A Representative who is present at a meeting of the Management Committee at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Representative who voted in favor of such action.

                  ( ) Place, Waiver of Notice. Meetings of the Management Committee may be held at such place or places as shall be determined from time to time by resolution of the Management Committee. At all meetings of the Management Committee, business shall be transacted in such order as shall from time to time be determined by resolution of the Management Committee. Attendance of a Representative at a meeting shall constitute a waiver of notice of such meeting, except where a Representative attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                  ( ) Regular Meetings. Regular meetings of the Management Committee shall be held at such times and places as shall be designated from time to time by resolution of the Management Committee. Notice of such meetings shall not be required.

                  ( ) Special Meetings. Special meetings of the Management Committee may be called on at least 24 hours notice to each Representative by the chairman or any two Representatives. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for in this Agreement.

                  ( ) Notice. Notice of any special meeting of the Management Committee or other committee may be given as provided in Section 7.6.

         SECTION 4.0 Chairman. The Management Committee shall designate a Representative to serve as chairman. The chairman shall preside at all meetings of the Management Committee. If the chairman is absent at any meeting of the Management Committee, a majority of the Representatives present shall designate another Representative to serve as interim chairman for that meeting. Except as authorized by the Management Committee, the chairman shall have no authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure or incur any obligations on behalf of the Company or authorize any of the foregoing. The chairman shall initially be Richard L. Bready and shall continue to be Mr. Bready for the period during which he is a Representative of the Company.

         SECTION 5.0 Approval or Ratification of Acts or Contracts. Any act or contract that shall be approved or be ratified by the Management Committee on behalf of the Company shall be as valid and as binding upon the Company and upon all the Members (in their capacity as Members) as if it shall have been approved or ratified by every Member of the Company; provided, that no action taken under this Section 3.5 shall bind any party other than the Company with respect to the Securityholders Agreement, the Senior Management Unit Subscription Agreements (as defined in the Securityholders Agreement) and the Option Cancellation Agreements (as defined in the Securityholders Agreement).

         SECTION 6.0 Action by Written Consent or Telephone Conference. Any action permitted or required by the Act, the Certificate or this Agreement to be taken at a meeting of the Management Committee or any committee designated by the Management Committee may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by a majority of the Representatives or members of such other committee, as the case may be. Such consent shall have the same force and effect as a vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Management Committee or any such other committee, as the case may be. Subject to the requirements of this Agreement for notice of meetings, the Representatives, or representatives of any other committee designated by the Management Committee, may participate in and hold a meeting of the Management Committee or any such other committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         SECTION 7.0 Officers.

                  ( ) Designation and Appointment. The Management Committee may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company's business (subject to the supervision and control of the Management Committee), including employees, agents and other Persons (any of whom may be a Member or Representative) who may be designated as Officers of the Company, with titles including "chief executive officer," "chairman," "president," "vice president," "treasurer," "secretary," "general manager," "director" and "chief financial officer," as and to the extent authorized by the Management Committee. Any number of offices may be held by the same Person. In its discretion, the Management Committee may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or Members. Any Officers so designated shall have such authority and perform such duties as the Management Committee may, from time to time, delegate to them. The Management Committee may assign titles to particular Officers. Each Officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Management Committee.

                  ( ) Resignation/Removal. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Management Committee. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Subject to clauses (d), (e) and (f) of this Section 3.7, any Officer may be removed as such, either with or without cause at any time by the Management Committee. Designation of an Officer shall not of itself create any contractual or employment rights.

                  ( ) Duties of Officers Generally. The Officers, in the performance of their duties as such, shall owe to the Company duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware; provided, that to the maximum extent permitted from time to time under the law of the State of Delaware applying to corporations, this Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its Officers, other than those Officers who are employees of Holdings or Nortek, Inc.

                  ( ) Chief Executive Officer. Subject to the powers of the Management Committee, the chief executive officer of the Company shall be in general and active charge of the business and affairs of the Company, and shall be its chief policy making officer. The chief executive officer shall initially be Richard L. Bready and shall continue to be Mr. Bready during the period during which he is the Chief Executive Officer of Nortek.

                  ( ) President. The president shall, subject to the powers of the Management Committee and chief executive officer, have general and active authority for the management of the business of the Company; and shall see that all orders and resolutions of the Management Committee are carried into effect. The president shall have such other powers and perform such other duties as may be prescribed by the chief executive officer or the Management Committee. The president shall initially be Richard L. Bready and shall continue to be Mr. Bready during the period during which he is the President of Nortek.

                  ( ) Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, proper books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses and capital. The chief financial officer shall have the custody of the funds and securities of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Management Committee. The chief financial officer shall have such other powers and perform such other duties as may from time to time be prescribed by the chief executive officer or the Management Committee. The chief financial officer shall initially be Almon C. Hall and shall continue to be Mr. Hall during the period during which he is the Chief Financial Officer of Nortek.

                  ( ) Vice President(s). The vice president(s) shall perform such duties and have such other powers as the chief executive officer or the Management Committee may from time to time prescribe.

                  ( ) Secretary.

                           ( ) The secretary shall attend all meetings of the
                  Management Committee, and shall record all the proceedings of the meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees of the Management Committee when required. The secretary shall initially be Kevin W. Donnelly and shall continue to be Mr. Donnelly for the period during which he is the Secretary of Nortek.

                           ( ) The secretary shall keep a record of all actions
                  of the Members and the Management Committee and a record of such other matters as may be required under the Act. The secretary shall perform such other duties and have such other authority as may be prescribed elsewhere in this Agreement or from time to time by the chief executive officer or the Management Committee. The secretary shall have the general duties, powers and responsibilities of a secretary of a corporation.

                           ( ) If the Management Committee chooses to appoint an
                  assistant secretary or assistant secretaries, the assistant secretaries, in the order of their seniority, in the absence, disability or inability to act of the secretary, shall perform the duties and exercise the powers of the secretary, and shall perform such other duties as the chief executive officer or the Management Committee may from time to time prescribe.

         SECTION 8.0 Management Matters.

                  ( ) Transfer of Property. All property owned by the Company shall be registered in the Company's name, in the name of a nominee or in "street name" as the Management Committee may from time to time determine. Any corporation, brokerage firm or transfer agent called upon to transfer any Securities to or from the name of the Company shall be entitled to rely on instructions or assignments signed or purported to be signed by any Officer without inquiry as to the authority of the Person signing or purporting to sign such instructions or assignments or as to the validity of any transfer to or from the name of the Company. At the time of any such transfer, any such corporation, brokerage firm or transfer agent shall be entitled to assume that (i) the Company is then in existence and (ii) that this Agreement is in full force and effect and has not been amended, in each case unless such corporation, brokerage firm or transfer agent shall have received written notice to the contrary.

                  ( ) Existence and Good Standing. The Management Committee may take all action which may be necessary or appropriate (i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged) and (ii) for the maintenance, preservation and operation of the business of the Company in accordance with the provisions of this Agreement and applicable laws and regulations. The Management Committee may file or cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Company is formed or qualified, such certificates (including certificates of limited liability companies and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the Members and the amounts of their respective capital contributions.

                  ( ) Investment Company Act. The Management Committee shall use its best efforts to assure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act of 1940, as amended.

                  ( ) No UBTI; ECI. The Company shall not, directly or through any pass-through entity in which it holds an interest, engage in any transaction or activity that shall cause its Unitholders, or any of such Unitholder's limited partners, which, in the case of clause (i), are exempt from income taxation under Section 501(a) of the Code, or, in the case of clause (ii), are non-U.S. persons, to recognize (i) unrelated business taxable income, as defined in Section 512 and
         Section 514 of the Code, that is taxable to such Persons under Section 511 of the Code or (ii) income that is or is deemed to be "effectively connected" with a U.S. trade or business, as defined in Section 864(b) of the Code or income received directly or indirectly from a commercial activity within the meaning of Section 892(a)(2) of the Code.

         SECTION 9.0 Securities in Holdings. The Company shall vote all of the securities it holds in Holdings as directed by the Management Committee.

         SECTION 10.0 Liability of Unitholders.

                  ( ) No Personal Liability. Except as otherwise required by applicable law and as expressly set forth in this Agreement, no Unitholder shall have any personal liability whatsoever in such Person's capacity as a Unitholder, whether to the Company, to any of the other Unitholders, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company. Each Unitholder shall be liable only to make such Unitholder's Initial Capital Contribution to the Company, if applicable, and the other payments provided expressly herein.

                  ( ) Return of Distributions. In accordance with the Act and the laws of the State of Delaware, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such member. It is the intent of the Members that no distribution to any Member pursuant to Article V hereof shall be deemed a return of money or other property paid or distributed in violation of the Act. The payment of any such money or distribution of any such property to a Member shall be deemed to be a compromise within the meaning of the Act, and the Member receiving any such money or property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any Representative or other Member.

         SECTION 11.0 Indemnification and Exculpation by the Company. Subject to the limitations and conditions provided in this Section 3.11, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he, she, or it, or a Person of which he, she or it is the legal representative, is or was a Unitholder, Officer or Representative shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against all judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including reasonable attorneys' fees and expenses) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation if such Person acted in Good Faith, and indemnification under this Section 3.11 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. A Representative shall not be liable to the Company or its Members for monetary damages for breach of fiduciary duty as a Representative if such Person acted in Good Faith, except to the extent that exculpation from liability is not permitted under applicable law as in effect at the time such liability is determined. The rights granted pursuant to this Section 3.11 shall be deemed contract rights, and no amendment, modification or repeal of this
Section 3.11 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Section 3.11 could involve indemnification for negligence or under theories of strict liability. "Good Faith" shall mean a Person having acted in good faith and in a manner such Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal proceeding, having had no reasonable cause to believe such Person's conduct was unlawful.

                                   ARTICLE IV.
                CAPITAL CONTRIBUTIONS; ALLOCATIONS; DISTRIBUTIONS

            SECTION 1.0 Capital Contributions. The Members listed on Exhibit I hereto have made initial Capital Contributions to the Company in the amounts and of the type set forth in Exhibit I hereto (with respect to each Member, an "Initial Capital Contribution").

            SECTION 2.0 Capital Accounts.

                  ( ) Creation. There shall be established for each Unitholder on the books of the Company a Capital Account which shall be increased or decreased in the manner set forth in this Agreement.

                  ( ) Negative Balance. A Unitholder shall not have any obligation to the Company or to any other Unitholder to restore any negative balance in the Capital Account of such Unitholder.

            SECTION 3.0 Allocations of Net Income and Net Loss.

                  ( ) Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Company shall be determined and allocated with respect to each fiscal year of the Company as of the end of each such year or as circumstances otherwise require or allow. Subject to the other provisions of this Section 4.3, an allocation to a Unitholder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

                  ( ) General Allocations.

                        ( ) Net Income and Net Loss. After giving effect to the
            special allocations provided in Sections 4.3(c) all Net Income and Net Loss of the Company for a fiscal year shall be allocated to the Unitholders as follows:

                              ( ) first, Net Income will be allocated to the
                  Unitholders having deficit balances in their Capital Accounts (computed after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years (other than the items comprising the Net Income or Net Loss of the Company being allocated to the Unitholders for the current fiscal year), after adding back each Unitholder's share of Company Minimum Gain and Member Minimum Gain as provided in Regulations Sections 1.704-2(g) and 1.704-2(i)(5)), to the extent of, and in proportion to, those deficits, unless satisfied by allocations under Section 4.3(c) hereof; and

                              ( ) second, Net Income and Net Loss not allocated
                  under Section 4.3(b)(i)(A) will be allocated so as to cause the credit balance in each Unitholder's Capital Account (computed in the same manner as provided parenthetically in Section 4.3(b)(i)(A) hereof) to equal, as nearly as possible, the amount such Unitholder would receive if the Company sold all of its assets for the Gross Asset Value of each such asset and distributed the proceeds thereof (after satisfaction of any liabilities of the Company) in accordance with the provisions of Section 4.4 hereof.

                  ( ) Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Section 4.3:

                        ( )

                              ( ) If there is a net decrease in Company Minimum
                  Gain or Member Minimum Gain during any fiscal year, the Unitholders shall be allocated items of Company income and gain for such fiscal year (and, if necessary, for subsequent fiscal years) in accordance with Regulations Section 1.704-2(f) or 1.704-2(i)(4), as applicable. It is intended that this Section 4.3(c)(i)(A) qualify and be construed as a "minimum gain chargeback" and a "chargeback of partner nonrecourse debt minimum gain" within the meaning of such Regulations, which shall be controlling in the event of a conflict between such Regulations and this Section 4.3(c)(i)(A).

                              ( ) Any Nonrecourse Deductions for any fiscal year
                  shall be specially allocated to the holders of Class A Units in accordance with the number of Class A Units held by each such Unitholder. Any Member Nonrecourse Deductions for any fiscal year shall be specially allocated to the Unitholder(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704- 2(i).

                              ( ) If any Unitholder unexpectedly receives an
                  adjustment, allocation or distribution described in Regulations Section 1.704- 1(b)(2)(ii)(d)(4), (5) or (6),
                  items of Company income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii) (d), to the Unitholder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of the Unitholder as quickly as possible. It is intended that this Section 4.3(c)(i)(C) qualify and be construed as a "qualified income offset" within the meaning of Regulations 1.704- 1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Regulations and this Section 4.3(c)(i)(C).

                              ( ) The allocations set forth in Sections
                  4.3(c)(i)(A), (B) and (C) (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 4.3(b), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Unitholders so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Unitholder shall be equal to the net amount that would have been allocated to each such Unitholder if the Regulatory Allocations had not occurred.

                        ( ) For any fiscal year during which a Unitholder's
            interest in the Company is assigned by such Unitholder, the portion of the Net Income and Net Loss of the Company that is allocable in respect of such Unitholder's interest shall be apportioned between the assignor and the assignee of such Unitholder's interest using any permissible method under Code Section 706 and the Regulations thereunder, as determined by the Management Committee.

                        ( ) In the event that any amount claimed by the Company
            to constitute a deductible expense in any fiscal year is treated for federal income tax purposes as a distribution made to a Unitholder in its capacity as a partner of the Company and not a payment to a Unitholder not acting in its capacity as a partner under Code
            Section 707(a), then the Unitholder who is deemed to have received such distribution shall first be allocated an amount of Company gross income equal to such payment, its Capital Account shall be reduced to reflect the distribution, and for purposes of Section 4.3, Net Income and Net Loss shall be determined after making the allocation required by this Section 4.3(c)(iii).

                        ( ) In the event that any amount claimed by the Company
            to constitute a distribution made to a Unitholder in its capacity as a partner of the Company is treated for federal income tax purposes as a deductible expense of the Company for a payment to a Unitholder not acting in its capacity as a partner of the Company, then the Unitholder who is deemed to have received such payment shall first be allocated the Company expense item attributable to such payment, its Capital Account shall be reduced to reflect the allocation, and for purposes of Section 4.3, Net Income and Net Loss shall be determined after making the allocation required by this Section 4.3(c)(iv).

                  ( ) Required Tax Allocations. All items of income, gain, loss, deduction and credit for federal income tax purposes shall be allocated to each Unitholder in the same manner as the Net Income or Net Loss (and each item of income, gain, loss and deduction related thereto) that is allocated to such Unitholder pursuant to Section 4.3(a), (b) and (c) to which such tax items relate. Notwithstanding the foregoing provisions of this Section 4.3, income, gain, loss, deduction, and credits with respect to property contributed to the Company by a Unitholder shall be allocated among the Unitholders for federal and state income tax purposes pursuant to Regulations promulgated under Section 704(c) of the Code, so as to take account of the variation, if any, between the adjusted basis for federal income tax purposes of the property to the Company and its initial Gross Asset Value at the time of contribution. In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b), (c), or (d) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, deduction, and credits with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations consistent with the requirements of Regulations
      Section 1.704-1(b)(2)(iv)(g). Allocations pursuant to this Section 4.3(d) are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Unitholder's Capital Account or share of Net Income, Net Loss, other tax items or distributions pursuant to any provision of this Agreement.

                  (a) Unitholders' Tax Reporting. The Unitholders acknowledge and are aware of the income tax consequences of the allocations made by this Section 4.3 and, except as may otherwise be required by applicable law or regulatory requirements, hereby agree to be bound by the provisions of Section 4.3 in reporting their shares of Company income, gain, loss, deductions, and credits for federal, state and local income tax purposes.

                  (b) Withholding. Each Unitholder hereby authorizes the Company to withhold and to pay over any taxes payable by the Company or any of its Affiliates as a result of the participation by such Unitholder (or any Assignee of, or Successor in Interest to, such Unitholder) in the Company. If and to the extent that the Company shall be required to withhold any taxes, such Unitholder shall be deemed for all purposes of this Agreement to have received a payment from the Company as of the time such withholding is required to be paid, which payment shall be deemed to be a distribution to such Unitholder under Section 4.4(a) or Section 5.2 to the extent that the Unitholder is entitled to receive a distribution and shall be taken into account in determining the amount of future distributions to such Unitholder. To the extent that the aggregate of such payments to a Unitholder for any period exceeds the distributions to which such Unitholder is entitled for such period, the amount of such excess shall be considered a demand loan from the Company to such Unitholder, with interest at an interest rate of 9% compounded annually, which interest shall be treated as an item of Company income until discharged by such Unitholder by repayment, which may be made in the sole discretion of the Management Committee out of distributions to which such Unitholder would otherwise be subsequently entitled. The withholdings referred to in this
      Section 4.3 shall be made at the maximum applicable statutory rate under applicable tax law unless the Management Committee receives documentation, satisfactory to the Management Committee, to the effect that a lower rate is applicable, or that no withholding is applicable.

            SECTION 2.5 Distributions.

                  (a) Priority. Distributable Assets will be distributed at such time and in such amounts as is determined by the Management Committee, subject to Sections 4.4(b), (c) and (d) as follows:

                        (i) First, 100% of the Distributable Assets shall be
            distributed to the holders of Class A Units and Class B Units in proportion to each such Unitholder's Unreturned Capital until each such Unitholder's Unreturned Capital has been reduced to zero;

                        (ii) Second, after the required distributions pursuant
            to subparagraph (i) above, 100% of Distributable Assets shall be distributed to the holders of Class C-1 Units and Class C-2 Units that were outstanding but unvested at the time the Company made one or more previous distributions under Section 4.4(a)(iii) below (and that consequently did not share in such one or more previous distributions), but that became vested subsequent to such one or more previous distributions, in an amount and in such proportions between such newly-vested Class C-1 Units and Class C-2 Units so that the sum of (x) the amount distributed under this Section 4.4(a)(ii) plus (y) the aggregate amount distributed in such one or more previous distributions under Section 4.4(a)(iii) shall be distributed with respect to the Class B Units and vested Class C Units (including such newly vested Class C-1 Units and Class C-2 Units) in the same amounts and the same proportions as if such newly-vested Class C-1 Units and Class C-2 Units had been vested at the time of such one or more previous distributions (provided that if the Distributable Assets available for distribution under this
            Section 4.4(a)(ii) are insufficient to permit the newly-vested Class C-1 Units and Class C-2 Units to receive the full amounts to which they would have been entitled if they had been vested at the time of such one or more previous distributions, the Distributable Assets shall be shared between the newly-vested Units in the same proportions as if sufficient Distributable Assets had been available);

                        (iii) Third, after the required distributions, if any,
            pursuant to subparagraph (ii) above, 100% of Distributable Assets shall be distributed to the holders of Class B Units, Vested Class C-1 Units and Vested Class C-2 Units, pro rata in accordance with the number of Class B Units, Vested Class C-1 Units and Vested Class C-2 Units held by such Unitholder;

            provided that, if the Distributable Assets being distributed consist of more than one kind of asset, all Distributable Assets consisting of cash must be distributed before any other kind of asset is distributed.

                  (b) Successors. For purposes of determining the amount of distributions under this Section 4.4, each Unitholder shall be treated as having received amounts received by its predecessors in respect of any of such Unitholder's Units.

                  (c) Tax Distributions. Subject to the Act, no later than the tenth day of March the Company shall make a tax distribution in cash to each Unitholder in an amount equal to 110% of the excess of (i) the product of (A) the cumulative taxable income allocable to such Unitholder (including any guaranteed payments for services that are not actually received by such Unitholder in cash) in excess of the cumulative taxable loss allocable to such Unitholder for all taxable years prior to the year in which such distribution is being made, as reported on the Unitholder's Schedule K-1s delivered by the Company to the Unitholder or (in the case of the taxable year prior to the year in which the distribution is made, if no Schedule K-1 has yet been delivered with respect to such year) as estimated in good faith by the Company and (B) the combined maximum federal, state and local marginal income tax rate (taking into account the deductibility of state and local taxes and adjusted appropriately to take into account the varying rates applicable to capital gains, qualified dividend income and ordinary income) applicable to individual residents of Providence, Rhode Island, over (ii) all prior distributions pursuant to this Section 4.4. At the time each tax distribution is made, the Company shall deliver to each Unitholder a detailed explanation of the manner in which such tax distribution was calculated, including (if applicable) the Company's good faith estimate of the amount of taxable income or loss allocable to the Unitholder for the taxable year preceding the year in which the distribution was made. All tax distributions made to a Unitholder pursuant to this Section 4.4(c) on account of the taxable income allocated to such Unitholder shall be treated as advance distributions under Section 4.4(a) or Section 5.2 and shall be taken into account in determining the amount of future distributions to such Unitholder.

                  (d) Requirements for Certain Distributions. Other than pursuant to an Exit Event or other dissolution under Section 5.2, any distribution of assets other than cash or Marketable Securities pursuant to this Section 4.4 shall require the approval of (i) all the Representatives constituting the Management Committee or (ii) THL Holders holding a majority of the Units held by the THL Holders and Management Holders holding a majority of all Units held by the Management Holders. In addition, any distribution of Marketable Securities pursuant to Section
      4.4 prior to an Exit Event or other dissolution under Section 5.2 shall only be permitted if each THL Third Party Investment Fund that receives such distribution (whether such distribution is initially received directly or indirectly by another THL Holder) distributes to its investors promptly thereafter its portion of such distribution.

                  (e) Valuation. All Distributable Assets shall be valued by the Management Committee in good faith, except as specifically provided in the following sentence with respect to securities that are publicly traded. In the case of any distribution of securities that are publicly traded, such securities shall be valued at the lesser of (i) the average of the last reported trade price of securities of such class on the 10 most recent trading days prior to the date of distribution and (ii) the last reported trade price of securities of such class on the trading day prior to the date of distribution.

                  (f) Deferred Compensation Payments. Notwithstanding the foregoing, the Company shall not make any distributions pursuant to
      Section 4.4(a)(i) unless it contemporaneously causes Holdings to make any corresponding distributions that are required pursuant to the Deferred Compensation Plan of Holdings, in which certain Members are participants.

            SECTION 2.6 Security Interest and Right of Set-Off. As security for any withholding tax or other liability or obligation to which the Company may be subject as a result of any act or status of any Unitholder, or to which the Company may become subject with respect to the interest of any Unitholder, the Company shall have (and each Unitholder hereby grants to the Company) a security interest in all Distributable Assets distributable to such Unitholder to the extent of the amount of such withholding tax or other liability or obligation. The Company shall have a right of setoff against such distributions of Distributable Assets in the amount of such withholding tax or other liability or obligation. The Company may withhold distributions or portions thereof if it is required to do so by the Code or any other provision of federal, state or local tax or other law. Any amount withheld pursuant to the Code or any other provision of federal, state or local tax or other law with respect to any distribution to a Unitholder shall be treated as an amount distributed to such Unitholder for all purposes under this Agreement.

                                  ARTICLE III.
           WITHDRAWAL; DISSOLUTION; TRANSFER OF MEMBERSHIP INTERESTS;
                            ADMISSION OF NEW MEMBERS

            SECTION 3.1 Unitholder Withdrawal. No Unitholder shall have the power or right to withdraw or otherwise resign or be expelled from the Company prior to the dissolution and winding up of the Company except pursuant to a transfer permitted under this Agreement of all of such Unitholder's Units to an Assignee, a Member or the Company. Notwithstanding anything to the contrary contained in the Act, in no event shall any Unitholder be deemed to have withdrawn from the Company or cease to be a Unitholder upon the occurrence of any of the events specified in this Agreement (other than dissolution pursuant to Section 5.2), or any events similar thereto, unless the Unitholder, after the occurrence of any such event, indicates in a written instrument that the Unitholder has so withdrawn.

            SECTION 3.2 Dissolution.

                  (a) Events. The Company shall be dissolved and its affairs shall be wound up on the first to occur of the following:

                        (i) the unanimous vote of the Management Committee;

                        (ii) the written consent of the holders of a majority of
            the Units held by the THL Holders and the holders of a majority of the Units held by the Management Holders;

                        (iii) the entry of a decree of judicial dissolution of
            the Company under Section 18-802 of the Act;

                        (iv) upon consummation of an Exit Event, with the
            consent of a majority of the Management Committee; and

                        (v) upon the liquidation, dissolution or winding up of
            the Company or Holdings.

The death, retirement, resignation, expulsion, incapacity, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement.

                  (b) Actions Upon Dissolution. When the Company is dissolved, the business and property of the Company shall be wound up and liquidated by the Management Committee or, in the event of the unavailability of the Management Committee, such Member or other liquidating trustee as shall be named by the Management Committee. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Members to minimize the normal losses attendant upon a liquidation.

                  (c) Priority. Following completion of the wind up and liquidation process, the assets of the Company shall be distributed in the following manner and order:

                        (i) All debts and obligations of the Company, if any,
            shall first be paid, discharged or provided for by adequate reserves in accordance with the Act; and

                        (ii) The balance shall be distributed to the Unitholders
            in accordance with Section 4.4.

                  (d) Cancellation of Certificate. On completion of the distribution of Company assets as provided herein, the Company is terminated, and shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made and take such other actions as may be necessary to terminate the Company.

                  (e) Tax Distribution Clawback. Upon dissolution of the Company, to the extent that (x) any tax distribution received by a Unitholder pursuant to Section 4.4(c) has not been applied to reduce a distribution to which such Unitholder would otherwise be entitled under
      Section 4.4(a) above (an "Unapplied Tax Distribution"), and (y) such Unitholder recognizes a loss for tax purposes attributable to such Unitholder's Units which results in a reduction of tax or a tax refund or credit (a "Tax Benefit"), such Unitholder shall be obligated to contribute to the Company an amount of cash equal to the lesser of the amount of such Unapplied Tax Distribution or such Tax Benefit, such contribution to be made promptly upon such Unitholder's receipt of such Tax Benefit. In the event that a Unitholder that has received an Unapplied Tax Distribution contributes less than the full amount of such Unapplied Tax Distribution to the Company because the Unitholder has not recognized a Tax Benefit at least equal to such Unapplied Tax Distribution at the time of the dissolution of the Company, then upon recognition of any Tax Benefit with respect to any of such Unitholder's next five tax years (including the tax year in which the dissolution occurs), which Tax Benefits on a cumulative basis do not exceed such Unitholder's Unapplied Tax Distribution, such Unitholder shall pay an amount equal to such Tax Benefit directly to THL for distribution to the other former Unitholders (or their successors) in the same proportions that they would have received the proceeds of such distribution if it had been made at the time of the dissolution of the Company.

            SECTION 3.3 Transfer by Unitholders. Subject to the restrictions on transfer set forth in the Securityholders Agreement and this Agreement, a Unitholder may transfer or assign all or part of its interest as a Unitholder in the Company to any Person that agrees in writing to assume the responsibility of a Unitholder. Any Member who shall assign any Units in the Company shall cease to be a Member of the Company with respect to such Units and shall no longer have any rights or privileges of a Member with respect to such Units. Any Member or Assignee who acquires in any manner whatsoever any Units, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement that any predecessor in such Units or other interest in the Company was subject to or by which such predecessor was bound. No Member shall cease to be a Member upon the collateral assignment of, or the pledging or granting of a security interest in, its entire interest in the Company.

            SECTION 3.4 Admission or Substitution of New Members.

                  (a) Admission. The Management Committee shall have the right, subject to Section 5.3, to admit as a Substitute Member or an Additional Member, any Person who acquires an interest in the Company, or any part thereof, from a Member or from the Company; provided that, the Management Committee shall admit as a Substitute Member, subject to Section 5.4(b), any Permitted Transferee (as such term is defined in the Securityholders Agreement) who acquires an interest in the Company pursuant to a transfer from a Member. Concurrently with the admission of a Substitute Member or an Additional Member, the Management Committee shall forthwith cause any necessary papers to be filed and recorded and notice to be given wherever and to the extent required showing the substitution of a transferee as a Substitute Member in place of the transferring Member, or the admission of an Additional Member, all at the expense, including payment of any professional and filing fees incurred, of the Substitute Member or the Additional Member.

                  (b) Conditions. The admission of any Person as a Substitute or Additional Member shall be conditioned upon (i) such Person's written acceptance and adoption of all the terms and provisions of this Agreement, either by (X) execution and delivery of a counterpart signature page to this Agreement countersigned by a an authorized Officer on behalf of the Company or (Y) any other writing evidencing the intent of such Person to become a Substitute Member or Additional Member and such writing is accepted by the Management Committee on behalf of the Company and (ii) (at the request of the Management Committee) such Person's execution and delivery of a counterpart to the Securityholders Agreement.

            SECTION 3.5 Compliance with Law. Notwithstanding any provision hereof to the contrary, no sale or other disposition of an interest in the Company may be made except in compliance with all federal, state and other applicable laws, including federal and state securities laws. Nothing in this
Section 5.5 shall be construed to limit or otherwise affect any of the provisions of the Securityholders Agreement or the Management Unit Subscription Agreements, and to the extent any such provisions apply, they are then to be construed as being incorporated in this Agreement and made a part hereof.

                                   ARTICLE IV.
                         REPORTS TO MEMBERS; TAX MATTERS

            SECTION 4.1 Books of Account. Appropriate books of account shall be kept by the Management Committee, in accordance with generally accepted accounting principles, at the principal place of business of the Company, and each Member shall have access to all books, records and accounts of the Company as is required under the Act, in each case, under such conditions and restrictions as the Management Committee may reasonably prescribe.

            SECTION 4.2 Reports.

                  (a) Financial Statements. As promptly as practicable after the close of each fiscal year of the Company, the Management Committee shall cause an examination of the financial statements of the Company as of the end of each such fiscal year to be made in accordance with generally accepted auditing standards as in effect on the date thereof, by a firm of certified public accountants selected by the Management Committee. Within 90 days after the close of each fiscal year, a copy of the financial statements of the Company, including the report of such certified public accountants, shall be furnished to each Unitholder and shall include, as of the end of such fiscal year:

                        (i) a statement prepared by the Company setting forth
            the balance of each Unitholder's Capital Account and the amount of that Unitholder's allocable share of the Company's items of Net Income or Net Loss and deduction, capital gain and loss or credit for such year for each of its Economic Interests; and

                        (ii) a balance sheet, a statement of income and expense
            and a statement of changes in cash flows of the Company for that fiscal year.

      In addition, the Unitholders shall be supplied with all other Company information necessary to enable each Unitholder to prepare its federal, state, and local income tax returns, which information shall include a Schedule K-1.

                  (b) Determinations. All determinations, valuations and other matters of judgment required to be made for accounting purposes under this Agreement shall be made by the Management Committee in good faith and, if so made, shall be conclusive and binding on all Unitholders, their Successors in Interest and any other Person, and to the fullest extent permitted by law, no such Person shall have the right to an accounting or an appraisal of the assets of the Company or any successor thereto.

            SECTION 4.3 Fiscal Year. The fiscal year of the Company shall end on December 31st of each calendar year unless otherwise determined by the Management Committee in accordance with Section 706 of the Code.

            SECTION 4.4 Certain Tax Matters.

                  (a) Preparation of Returns. The Management Committee shall cause to be prepared all federal, state and local tax returns of the Company for each year for which such returns are required to be filed and shall cause such returns to be timely filed. The


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

      Management Committee shall determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the Company and the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. The Management Committee may cause the Company to make or refrain from making any and all elections permitted by such tax laws. Each Unitholder agrees that it shall not, except as otherwise required by applicable law or regulatory requirements, (i) treat, on its individual income tax returns, any item of income, gain, loss, deduction or credit relating to its interest in the Company in a manner inconsistent with the treatment of such item by the Company as reflected on the Form K-1 or other information statement furnished by the Company to such Unitholder for use in preparing its income tax returns or
      (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment. In respect of an income tax audit of any tax return of the Company, the filing of any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Company, or any administrative or judicial proceedings arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, (A) the Tax Matters Member (as defined below) shall be authorized to act for, and its decision shall be final and binding upon, the Company and all Unitholders except to the extent a Unitholder shall properly elect to be excluded from such proceeding pursuant to the Code, (B) all expenses incurred by the Tax Matters Member in connection therewith (including attorneys', accountants' and other experts' fees and disbursements) shall be expenses of, and payable by, the Company, (C) no Unitholder shall have the right to (1) participate in the audit of any Company tax return, (2) file any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit (other than items which are not partnership items within the meaning of Section 6231(a)(4) of the Code or which cease to be partnership items under
      Section 6231(b) of the Code) reflected on any tax return of the Company,
      (3) participate in any administrative or judicial proceedings conducted by the Company or the Tax Matters Member arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, or (4) appeal, challenge or otherwise protest any adverse findings in any such audit conducted by the Company or the Tax Matters Member or with respect to any such amended return or claim for refund filed by the Company or the Tax Matters Member or in any such administrative or judicial proceedings conducted by the Company or the Tax Matters Member and (D) the Tax Matters Member shall keep the Unitholders reasonably apprised of the status of any such proceeding. Notwithstanding the previous sentence, if a petition for a readjustment to any partnership item included in a final partnership administrative adjustment is filed with a District Court or the Court of Claims and the IRS has elected to assess income tax against a Member with respect to that final partnership administrative adjustments (rather than suspending assessments until the District Court or Court of Claims proceedings become final), such Member shall be permitted to file a claim for refund within such period of time to avoid application of any statute of limitation provisions which would otherwise prevent the Member from having any claim based on the final outcome of that review.


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

                  (b) Tax Matters Member. The Company and each Member hereby designate Thomas H. Lee Equity Fund V, L.P. as the "tax matters partner" for purposes of Section 6231(a)(7) of the Code (the "Tax Matters Member").

                  (c) Certain Filings. Upon the sale of Company assets or a liquidation of the Company, Unitholders shall provide the Management Committee with certain tax filings as reasonably requested by the Management Committee and required under applicable law.

                                   ARTICLE V.
                                 MISCELLANEOUS

            SECTION 5.1 Schedules. Without in any way limiting the provisions of
Section 6.2, a Representative may from time to time execute on behalf of the Company and deliver to the Unitholders schedules which set forth the then current Capital Account balances of each Unitholder and any other matters deemed appropriate by the Management Committee or required by applicable law. Such schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever.

            SECTION 5.2 Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any provision of the Certificate or any mandatory provision of the Act, the applicable provision of the Certificate or the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

            SECTION 5.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective Successors in Interest; provided that no Person claiming by, through or under a Member (whether as such Member's Successor in Interest or otherwise), as distinct from such Member itself, shall have any rights as, or in respect to, a Member (including the right to approve or vote on any matter or to notice thereof).

            SECTION 5.4 Confidentiality. By executing this Agreement, for the longer of three years from the receipt thereof or the period ending on the second anniversary of the last date when any Member holds any Units, each Member expressly agrees to maintain the confidentiality of, and not to disclose to any Person other than the Company, another Member or a Person designated by the Company or any of their respective financial planners, accountants, attorneys or other advisors, any information relating to the business, financial structure, financial position or financial results, clients or affairs of the Company that shall not be generally known to the public, except as otherwise required by law or by any regulatory or self-regulatory organization having jurisdiction and except in the case of any Member who is employed by any


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

entity controlled by the Company in the ordinary course of such Person's duties. Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to an investment in Membership Interests (the "Transaction"), shall not apply to the tax structure or tax treatment of the Transaction, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all persons, without limitation of any kind, the tax structure and tax treatment of the Transaction and all materials of any kind (including opinions or other tax analysis) that are provided to such party relating to such tax treatment and tax structure; provided, however, that such disclosure shall not include the name (or other identifying information not relevant to the tax structure or tax treatment) of any person and shall not include information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

            SECTION 5.5 Amendments. The Management Committee may, to the fullest extent allowable under Delaware law, amend or modify this Agreement; provided that, if an amendment or modification adversely affects the Management Holders (including by reason of an effect on the terms of the Units held by the Management Holders), the Management Holders holding a majority of all Units held by the Management Holders must approve such amendment or modification; provided further that, the Management Committee may amend this Agreement without the consent of Members in order to provide for the issuance of any Company Units in accordance with Section 2.8 hereof and to make any such other amendments as it deems necessary or desirable to reflect such additional issuances provided that, no such amendment shall adversely affect the relationship among the Class A Units, Class B Units and Class C Units as set forth herein; provided further that no amendment shall be effective if such amendment results in Units held by a Member being redesignated to a different class of Unit than the class of which it is then included, without such Member's consent.

            SECTION 5.6 Notices. Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing and shall be given to any Unitholder at its address or telecopy number shown in the Company's books and records, or, if given to the Company, at the following address:

            c/o Thomas H. Lee Partners, L.P.
            75 State Street
            Boston, MA  02109
            Attention: Anthony J. DiNovi
            Attention:  Kent R. Weldon
            Telecopy: (617) 227-3514

            with a copy to:

            Ropes & Gray
            One International Place
            Boston, MA 02110
            Attention:  David C. Chapin
                        Patrick Diaz
            Telecopy: (617) 951-7050


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

Each proper notice shall be effective upon any of the following: (i) personal delivery to the recipient, (ii) one business day after being sent by telecopier to the recipient (with hard copy sent to the recipient by reputable overnight courier service that same day or the next business day (charges prepaid)), (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) five business days after being deposited in the mails (first class or airmail postage prepaid).

            SECTION 5.7 Counterparts. This Agreement may be executed in any number of counterparts (including by means of telecopied signature pages), all of which together shall constitute a single instrument.

            SECTION 5.8 Power of Attorney. Each Member hereby irrevocably appoints each Representative as such Member's true and lawful representative and attorney-in-fact, each acting alone, in such Member's name, place and stead, (i) to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any amendment (provided such Amendment has been adopted in accordance with the terms of this Agreement) to this Agreement or which may be required by this Agreement or by the laws of the United States of America, the State of Delaware or any other state in which the Company shall determine to do business, or any political subdivision or agency thereof and (ii) to execute, implement and continue the valid and subsisting existence of the Company or to qualify and continue the Company as a foreign limited liability company in all jurisdictions in which the Company may conduct business. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent withdrawal from the Company of any Member for any reason and shall survive and shall not be affected by the disability or incapacity of such Member.

            SECTION 5.9 Entire Agreement. This Agreement, the Securityholders Agreement and the other documents and agreements referred to herein or entered into concurrently herewith embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein and therein. This Agreement, the Securityholders Agreement and such other documents and agreements supersede all prior agreements and understandings between the parties with respect to such subject matter.

            SECTION 5.10 Jurisdiction. Any suit, action or proceeding under or with respect to this Agreement, or any judgment entered by any court in respect of any thereof, shall be brought in any court of competent jurisdiction in the State of Delaware and each of the Company and the Members hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each of the Company and the Members hereby irrevocably waives any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

            SECTION 5.11 Section Titles. Section titles and headings are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text hereof.

            IN WITNESS WHEREOF, the parties have executed this Amended and Restated Limited Liability Company Agreement as of the day and year first above written.


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